EXHIBIT 99.1

FortuNet Announces Increased Revenues and Profits for the Third Quarter 2007 and Announces An Earnings Call

LAS VEGAS, Nov. 6, 2007 (PRIME NEWSWIRE) -- FortuNet, Inc. (the "Company") (Nasdaq:FNET) today announced financial results for the quarter ended September 30, 2007 and announced that it will conduct a conference call to discuss its financial results for the quarter ended September 30, 2007. The conference call will be held on November 7 at 1:00 P.M., Pacific. To participate in the conference call, please dial 1-866-296-6505 and enter the authorization number 5437787.

The Company's quarterly revenue and profit grew during the quarter. Specifically, for the quarter ended September 30, 2007 the sales were approximately $4.3 million as compared with the sales of $4.1 million for the same quarter of last year, an increase of approximately 5%. The earnings per share for the current quarter are 10 cents, an increase of approximately 5 cents as compared with the 3 rd quarter of the previous year. This increase in earnings per share for the quarter ending September 30, 2007 is attributable primarily to the cessation of certain of the costs associated with the initial phases of the company's transition from a privately held corporation to a publicly traded entity in 2006.

During 2006, the company was granted an additional gaming license by the Nevada Gaming Commission, namely, the Operator of Mobile Gaming Systems license. The license is expected to facilitate the company's potential penetration of the emerging Nevada mobile gaming market subject to obtaining a required regulatory approval of the company's mobile gaming system that continues to progress through a review by Nevada gaming authorities.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements included in this press release, other than statements that are purely historical, are forward-looking statements. Words such as "going forward," "believes," "intends," "expects," "forecasts," "anticipate," "plan," "seek," "estimate" and similar expressions also identify forward-looking statements. Forward-looking statements in this press release include, without limitation, statements regarding the expectation that the newly granted license is expected to facilitate company's potential penetration of the emerging Nevada mobile gaming market subject to obtaining a required regulatory approval of company's mobile gaming system that is currently progressing through a review by Nevada gaming authorities and any implication that we will obtain such regulatory approval.

The Company's beliefs, expectations, forecasts, objectives, anticipations, intentions and strategies regarding the future are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from results contemplated by the forward-looking statements including but not limited to competitive, regulatory or technical impediments to the Company's penetration of the emerging mobile gaming market and the uncertainties surrounding the regulatory approval process. The forward-looking statements in this press release are subject to additional risks and uncertainties set forth under the heading "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's filings with the Securities and Exchange Commission, including, without limitation, the Company's Quarterly Report on Form 10-Q filed on November 7, 2007, and are based on information available to the Company on the date hereof. The Company does not intend, and assumes no obligation, to update any forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release, and should review the company's filings with the Securities and Exchange Commission.

About FortuNet, Inc.

FortuNet is a Las Vegas-based and Nevada-licensed manufacturer and distributor of multi-game server- based gaming platforms. FortuNet's gaming platforms include networks of both wireless and stationary player terminals, cashier-based point-of-sale terminals, self-service kiosks and central game file servers. FortuNet is a leader in the mobile bingo gaming device market with its fourth-generation wireless and stationary player terminals marketed under the BingoStar(r) brand name and intends to enter the emerging mobile gaming market in Nevada. Traditional casino games, such as keno, slots and poker, can be readily adapted to FortuNet's gaming platform, which are planned to be marketed under its WIN-WIN(tm) MobiPlayer(tm) brand names.

CONTACT:  FortuNet, Inc.
          Investor Contact:
          Jack Coronel
          (702) 796-9090
          jack@fortunet.com